EXHIBIT 11.1



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                                  EXHIBIT 11.1

                          PRE-PAID LEGAL SERVICES, INC.
                 Statement re Computation of Per Share Earnings
                       (In 000's except per share amounts)



                                                             Three Months Ended
                                                                  March 31,
                                                             ------------------
                                                              1998        1997
                                                             ------      ------
BASIC EARNINGS PER SHARE:

Computation for Statement of Income
-----------------------------------
Earnings:
Net income applicable to common stockholders (a)..........  $ 5,834     $ 3,978

Shares:
-------
Weighted average shares outstanding, (net of 747 shares
   of treasury stock) disregarding exercise of options
   or conversion of preferred stock ......................   22,413      21,797
                                                            =======     =======

Earnings per common share (a) ............................  $   .26     $   .18
                                                            =======     =======




DILUTED EARNINGS PER SHARE:

Computation for Statement of Income
-----------------------------------
Earnings:
Net income applicable to common stockholders (a)..........  $ 5,834     $ 3,978
                                                            =======     =======

Shares:
-------
Weighted average shares outstanding, (net of 747 shares
  of treasury stock) disregarding exercise of options
  or conversion of preferred stock .......................   22,413      21,797
Assumed dilutive conversion of preferred stock ...........       79         114
Assumed exercise of options and warrants based on the
  treasury stock method using average market price .......      322         483
                                                            -------     -------
Weighted average number of shares, as adjusted ...........   22,814      22,394
                                                            =======     =======

Earnings per share - assuming dilution (a) ...............  $   .26     $   .18
                                                            =======     =======




These amounts agree with the related amounts in the statements of income.